UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

NET TALK.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1080 NW 163rd Drive, No. Miami Beach, Florida 33169
(Address of principal executive offices) (Zip code)

(305) 621-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Firas Aljazrawi and Raya Alsaigh have resigned their positions as members of the Board of Directors, effective 12PM on April 22, 2014.

Samer Bishay and Maged A. Bishara have been appointed to replace Firas Aljazrawi and Raya Alsaigh as members of the Board of Directors effective at 12:01 AM April 23, 2014.

Anastasios Kyriakides will remain as the Chairman of the Board of Directors, Chief Executive Officer of the company and the Corporate Secretary.

Samer Bishay will remain as the President.

Kenneth Hosfeld will remain a member of the Board of Directors, and Executive Vice President of the Company.

Nicholas Kyriakides will remain the Chief Operations Officer of the Company.

Garry Paxinos will remain the Chief Technology Officer of the Company.

Steven Healy will remain the Chief Financial Officer of the Company.

ITEM 9.01	Exhibits

Exhibit No.:	Description

10.01	Firas Aljazrawi Resignation Letter
10.02	Raya Alsaigh Resignation letter
10.03	Samer Bishay Biography
10.04	Maged A. Bishara Biography

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chairman of the Board/CEO
Dated:	April 22, 2014